UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

December 29, 2006

Date of Report (Date of Earliest Event Reported)

RENASANT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi	000-12154	64-0676974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

209 Troy Street, Tupelo, Mississippi 38802-0709

(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2006, Renasant Bank (the “Bank”)adopted the Renasant Bank Executive Deferred Income Plan and Renasant Bank Directors’ Deferred Fee Plan, in which executive officers and directors of Renasant Corporation (the “Company”), the Bank and certain affiliates are eligible to participate. Under the plans, participants elect to defer base compensation or fees and retainer, which are credited to a bookkeeping account. Deferred amounts are notionally invested by each participant in designated investment options. Benefits are paid upon termination of employment or cessation of service in an amount equal to each participant’s account balance.

The newly-adopted plans are intended to comply with the requirements of Section 409A of the Internal Revenue Code and the regulations and guidance promulgated thereunder, concerning the taxation of deferred compensation. The plans succeed and replace the existing deferred compensation plans for officers and directors of the Company and the Bank. Amounts held in the existing deferred compensation plans have been valued, transferred to accounts established under the new plans, and will be held and administered subject to the provisions of the new plans.

The new plans are furnished as Exhibits 99.1 and 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Renasant Bank Executive Deferred Income Plan.

99.2	Renasant Bank Directors’ Deferred Fee Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: January 4, 2007	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman, President and Chief Executive Officer